POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Ioannis Tzouganatos, David Harris and Brenden Carroll his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him/her in his or her name, place and stead, to sign any and all registration statements of HSBC Funds on Form N-1A and any other applicable registration form under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and the states, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

	Trustee	December 16, 2020
/s/ Marcia L. Beck
Marcia L. Beck
	Trustee	December 16, 2020
/s/ Susan C. Gause
Susan C. Gause
	Trustee	December 16, 2020
/s/ Susan S. Huang
Susan S. Huang
	Trustee	December 16, 2020
/s/ Hugh T. Hurley
Hugh T. Hurley